                              ALLIANCE IMAGING, INC.,
                                     as Issuer,

                            The GUARANTORS Named Herein,
                                   as Guarantors,

                            EMBARCADERO HOLDING CORP. I,
                            EMBARCADERO HOLDING CORP. II,
                                  CURACARE, INC.,
                                  as Guarantors,

                                        and

                         IBJ SCHRODER BANK & TRUST COMPANY

                          _______________________________



                            Fourth Supplemental Indenture

                            Dated as of November 13, 1998

                                    To Indenture

                             of Alliance Imaging, Inc.

                           Dated as of December 18, 1997

                 for 9 5/8% Senior Subordinated Notes due 2005 and

            Floating Interest Rate Subordinated Term Securities due 2005

     THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of November 13, 1998, among ALLIANCE IMAGING, INC., a Delaware corporation (the "Company"), each of the Guarantors named herein, as Guarantors, EMBARCADERO HOLDING CORP. I, EMBARCADERO HOLDING CORP. II, and CURACARE, INC. (together, the "Successor Guarantors"), are subsidiaries of the Company, and IBJ Schroder Bank and Trust Company, a New York banking corporation, as trustee (hereinafter, the "Trustee"), under the Indenture (referred to hereinafter) pursuant to which the Company issued its 9 5/8% Senior Subordinated Notes due 2005 and Floating Interest Rate Subordinated Term Securities due 2005 (collectively, the "Securities").

                                  WITNESSETH:

     WHEREAS, the Company, the Guarantors named therein, and the Trustee executed and delivered a certain Indenture, dated as of December 18, 1997, as amended by First Supplemental Indenture, dated as of January 30, 1998, and by Second Supplemental Indenture, dated as of March 12, 1998, providing for the issuance of up to an aggregate principal amount of $285,000,000 of the Securities;

     WHEREAS, the Company by appropriate action has determined that it is desirable to amend certain provisions of the Indenture; and

     WHEREAS, pursuant to a Securities Purchase Agreement dated March 12, 1998, Embarcadero Holding Corp. I is acquiring the capital stock of CuraCare, Inc., a Delaware corporation, and Embarcadero Holding Corp. I together with Embarcadero Holding Corp. II are acquiring the partnership interests in American-Shared CuraCare, a California partnership; and

     WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the Successor Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Guarantors shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in the Indenture; and

     WHEREAS, Section 5.02(b) of the Indenture provides that under certain circumstances the Company is required to cause the Successor Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Guarantor shall assume all of the obligations under the Securities and the Indenture on the terms set forth in the Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Guarantors, the Company, the Guarantors named herein and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                     ARTICLE I

                                     AMENDMENT

          1.1 The Successor Guarantors hereby, jointly and severally with all other Guarantors, unconditionally and irrevocably guarantee, on a senior subordinated basis, the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article Eleven of the Indenture.

          1.2 Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

          2.1 For all purposes of this Fourth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture.

          2.2 THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          2.3 All provisions in this Fourth Supplemental Indenture respecting the Company shall bind or inure to the benefit of (as the case may be) the Company, its successors or assigns.

          2.4 The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Fourth Supplemental Indenture.

          2.5 This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.


                                       ALLIANCE IMAGING, INC.

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       ALLIANCE IMAGING OF OHIO, INC.,
                                       as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       ALLIANCE IMAGING OF MICHIGAN, INC.,
                                       as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       ROYAL MEDICAL HEALTH SERVICES, INC.,
                                       as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                            [SIGNATURES CONTINUED ON NEXT PAGE]

                                       ALLIANCE IMAGING OF CENTRAL GEORGIA,
                                       INC., as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       MOBILE TECHNOLOGY INC., as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary

                                       MEDICAL DIAGNOSTICS, INC., as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       CENTRAL MASSACHUSETTS MRI SERVICES,
                                       INC., as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                            [SIGNATURES CONTINUED ON NEXT PAGE]

                                       WESTERN MASSACHUSETTS MAGNETIC
                                       RESONANCE SERVICES, INC., as Guarantor

                                       By:  /s/ RUSSELL D. PHILLIPS
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       EMBARCADERO HOLDING CORP. I, as Guarantor

                                       By:  /s/ Russell D. Phillips
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       EMBARCADERO HOLDING CORP. II, as
                                       Guarantor

                                       By:  /s/ Russell D. Phillips
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                       CURACARE, INC., as Guarantor

                                       By:  /s/ Russell D. Phillips
                                      ----------------------------------------
                                       Name:  Russell D. Phillips
                                       Title: Secretary


                                            [SIGNATURES CONTINUED ON NEXT PAGE]

                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       as Trustee

                                       By: /s/ TERENCE RAWLINS
                                      ----------------------------------------
                                       Name:  Terence Rawlins
                                       Title: Assistant Vice President